United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report: August 31, 2007

(Date of earliest event reported)

EMAK Worldwide, Inc.

(exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	23346 (Commission File No.)	13-3534145 (I.R.S. Employer Identification No.)

6330 San Vicente Boulevard

Los Angeles, California 90048

(Address of Principal executive offices, including zip code)

(323) 932-4300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On August 31, 2007, EMAK Worldwide, Inc. (the “Registrant”) and its wholly-owned subsidiary Equity Marketing, Inc. (“Equity”) (the Registrant and Equity are referred to together herein as, the “Company”) entered into a Transition Agreement with Burger King Corporation (“BKC”) and Restaurant Services, Inc., the non-profit purchasing cooperative for the BKC restaurant system (“RSI”) (the “Transition Agreement”) providing for the modification of certain ordinary course of business agreements on which, collectively, the Company’s business is substantially dependent.

The Transition Agreement includes amendments to the Fifth Amended and First Restated Master Supply Agreement dated June 1, 2003, as amended, between Equity and RSI (the “Domestic Master Premiums Supply Agreement”). The Domestic Master Premiums Supply Agreement was amended to provide for the continuation of Equity’s guaranteed minimum volume percentage of total BKC premiums volumes for programs commencing on or before December 31, 2009. This amendment covers premiums programs shipping through the end of 2010 and into early 2011. Equity retains its role as the primary premiums manufacturing agency for the BKC system, which accounts for approximately 90 percent of the Company’s BKC-related revenue and approximately 45 percent of total revenue.

The Transition Agreement also includes amendments to the BKC Terms And Conditions of Supply (Premiums & Promotional Items), dated October 1, 2002, between Equity and BKC (the “BKC Terms & Conditions of Supply”), and the RSI Amended and Restated General Terms and Conditions dated June 1, 2003 (“RSI General Terms and Conditions”). Prior to the amendments, the BKC Terms & Conditions of Supply and the RSI General Terms and Conditions each provided that either party could terminate the premiums supply relationship for convenience upon 180 days prior written notice. The amendments included in the Transition Agreement provide for an extension of this notice period to an indeterminate period based upon the parties’ respective obligations to complete all premiums programs that have commenced the manufacturing supply process as of the notice date. This period is estimated to be between 270 and 365 days.

The Transition Agreement also provides that during September 2007, the parties will meet and confer with respect to new processes, procedures and requirements relating to the design, manufacture and distribution of premiums (the “Updated Premium Program”). The parties anticipate further amendments to the BKC Terms & Conditions of Supply on or before September 30, 2007 pursuant to which Equity shall be assigned certain responsibilities related to the Updated Premium Program, including, the accompanying compensation therefor.

Item 1.02	Termination of a Material Definitive Agreement

The Transition Agreement referred to under Item 1.01 above also provides that Equity will transition out of certain services currently provided to BKC at the end of 2007. This includes certain creative and agency services currently provided by Equity under the Services Agreement dated effective October 1, 2002, as amended, between Equity and BKC (the “Creative Agency Services Agreement”) and the Amended & Restated Services Agreement, dated February 1, 2006 between BKC and Equity (the “Adult and Y&F AOR Agreement). The Creative Agency Services Agreement and Adult and Y&F AOR Agreement collectively account for approximately ten percent of the Company’s BKC-related revenue and five percent of total revenue. The Company will more than offset any lost margins resulting from the transition of these Burger King services through a reduction in associated overhead, other internal efficiencies, cost reductions and process improvements. The Transition Agreement provides that the both the Creative Agency Services Agreement and the Adult and Y&F AOR Agreement shall remain in full force and effect until December 31, 2007, at which time they shall be terminated by mutual agreement of the parties.

Also on August 31, 2007, the Company entered into General Release agreements with two of its executives, Kim Thomsen (“Thomsen”) and Jonathan Banks (“Banks”), related to the expiration of their employment agreements with Equity as of the end of 2007. The Company and each of Thomsen and Banks provided mutual general releases of claims as of August 31, 2007 and agreed to certain other terms that will permit Thomsen and Banks to continue a relationship with BKC at the behest of the client, including: (i) release of certain post-employment covenants related to non-competition and non-solicitation in connection with the Company’s BKC client relationship, (ii) three-year covenants from the new entity formed by Thomsen and Banks not to perform any premiums manufacturing services for the BKC system or to benefit financially from any entity that has or will contract to perform such services, and (iii) a three-year covenant by the Company not to solicit certain creative agency services from the BKC system.

Certain expectations and projections regarding the future performance of EMAK Worldwide, Inc. discussed in this Form 8-K are forward-looking and are made under the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  These expectations and projections are based on currently available competitive, financial and economic data along with the Company’s operating plans and are subject to future events and uncertainties.  Management cautions the reader that the following factors, among others, could cause the Company’s actual consolidated results of operations and financial position in 2007 and thereafter to differ significantly from those expressed in forward-looking statements:  the Company’s dependence on a single customer; the significant quarter-to-quarter variability in the Company’s revenues and net income; the Company’s dependence on the popularity of licensed entertainment properties and the ability to license, develop and market new products; the Company’s dependence on foreign manufacturers; the Company’s need for additional working capital; the negative results of litigation, governmental proceedings or environmental matters; and the potential negative impact of past or future acquisitions.  The Company undertakes no obligation to publicly release the results of any revisions to forward-looking statements, which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.  The risks highlighted herein should not be assumed to be the only items that could affect the future performance of the Company.

Item 8.01	Other Events

On September 5, 2006, the Company issued a press release announcing the completion of a comprehensive business review as well as the Transition Agreement referred under Items 1.01 and 1.02 above. A copy of the press release is attached hereto and filed herewith as an exhibit.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits:

Exhibit 99.1	Press Release dated September 5, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMAK WORLDWIDE, Inc.

Date: September 7, 2007	By:	/s/Teresa L. Tormey
Teresa L. Tormey, Chief Administrative Officer and General Counsel